Exhibit 99.1

October 31, 2007

Dear Ray,

I am pleased to extend an offer of employment to you for the position of Senior Vice President, Field Operations of SumTotal Systems, Inc. (the “Company”), effective November 5, 2007, reporting to the Company’s Chief Executive Officer, on the terms described below. Of course, the Company may change your position, duties and work location from time to time, as it deems necessary.

Your semi-monthly salary will be $13,125 which is equivalent to an annual amount of $315,000 (“Base Salary”), less payroll deductions and all required withholdings. You will also participate in the SumTotal Systems Executive and Management Bonus Plan that provides you with the opportunity to earn up to an additional 60% of base salary annually. For the first six months of your employment, you will be paid 100% of the financial component of the targeted bonus (“Guaranteed Bonus”). For clarification purposes, for Q4 2007 and Q2 2008, you shall receive 100% of your bonus target, pro-rated for 66.67% of Q4 2007 and 33.3% of Q2 2008. The remaining percentages shall be paid based on achievement of Company targets under the Executive and Management Bonus Plan, the same as all other plan participants. For the non guaranteed portion of Q2 2008, and Q3 and Q4 2008 (“Non-Guaranteed Bonus”), no payments in excess of the Guaranteed Bonus will be made to you under this plan until the amount earned under the plan for the Non-Guaranteed Bonus, if any, exceeds the Guaranteed Bonus. You shall receive the “MIT” portion of the plan, if any, on the same terms and conditions as all other participants.

You will be eligible to participate in SumTotal Systems’ standard benefit plans, which currently include medical, dental, vision, long-term disability and term life insurance; 401(k) plan; flexible spending plan, vacation of three weeks per year and holidays. Details about these benefit plans are available for your review. SumTotal Systems may modify benefits from time to time, as it deems necessary.

Subject to the approval of the Board of Directors, you shall receive a grant of stock options for the purchase of up to 125,000 shares of SumTotal Systems common stock effective upon your hire date. This option will be granted pursuant to the SumTotal 2004 Equity Incentive Plan and will be subject to vesting over four years as follows: 1/4 vests after 12 months of service, 1/48 vests each month of service thereafter.

Offer Letter: Ramon Villareal

Subject to the approval of the Board of Directors, you will also be granted a time based restricted stock award and a performance based restricted stock unit award. The restricted stock award will reflect 28,500 shares of the Company’s common stock and be subject to the Company’s standard form of restricted stock agreement (“Restricted Stock Grant”). 50% of the Restricted Stock Grant (or 14,250 shares) will vest on the first anniversary of your date of hire (the “Initial Vesting Date”), and the remaining shares will vest in three equal installments (of 4,750 shares) on the annual anniversary of the Initial Vesting Date, based on your continued employment with the Company through each applicable vesting date.

Subject to the approval of the Board of Directors, you will also be granted a performance and time based restricted stock unit award for up to a maximum of 66,500 restricted stock units. The specific number of restricted stock units which are vested will be initially determined by a performance measurement based on the Company’s achievement of 2008 fiscal year revenue, as set by the Company’s Board of Directors (and shall be identical to that set by the Company’s Board of Directors in connection with the Company’s Executive and Management Bonus Plan, not that disclosed to the financial community in connection with financial forecasts), and thereafter, by your continued service to the Company (“RSU Grant”). The Company will issue you one share of Company common stock for each restricted stock unit which vests pursuant to the above and as set forth in the Company’s form of restricted stock unit agreement. Specifically, if the Company revenue target for fiscal year 2008 is met or exceeded, you will vest 50% (or 33,250 restricted stock units) of the performance based RSU Grant, and the remaining 50% of the RSU Grant will vest in three equal installments (of 11,083 restricted stock units) on each December 31st thereafter beginning on and including December 31, 2009, based on your continued employment with the Company through each applicable vesting date. If 90-99% or more of the revenue target for fiscal year 2008 is met the RSU Grant shall provide, as reflected in the attached table (Exhibit A), for a smaller number of restricted stock units to become initially vested and an equivalent smaller number of restricted stock units to vest annually thereafter, and the remaining unvested restricted stock units shall be forfeited. If however, less than 90% of the revenue target for fiscal year 2008 is met, no restricted stock units shall vest and the entire RSU Grant shall be forfeited. The determination of whether or not the revenue target for fiscal year 2008 is met or exceeded shall be determined in the same manner and at the same time as the revenue target is determined under the Company’s Executive and Management Bonus Plan. Once the revenue achievement for fiscal year 2008 has been determined, the number of restricted stock units which have vested, if any, shall then be settled through the issuance of shares of Company common stock to you as soon as reasonably practicable thereafter, but in no event later than March 15, 2009.

In the event that your employment is terminated prior to December 31, 2008 for other than “cause” or “good reason” (both as defined in your Change of Control Agreement) (“Termination Event”), you shall be eligible to receive continued payment of your Base Salary through the end of December 31, 2008 less any applicable withholding of federal, state or local taxes (“Severance Period”). Such salary continuation shall be made in accordance with the Company’s regularly scheduled payroll dates through December 31, 2008. In addition, you will receive an additional bonus payment in a total amount equal to $189,000 multiplied by a fraction with a numerator equal to the number of days remaining between the

Offer Letter: Ramon Villareal

date of your termination of employment and the end of the current calendar year and a denominator equal to 365, less any applicable withholding of federal, state or local taxes payable. These bonus payments will be paid quarterly, on the same schedule the Company makes bonus payments to participants in the Company’s Executive and Management Bonus Plan. You shall only be entitled to these payments (1) upon signing the Company’s standard form of release of claims in effect as of the date of your termination and (2) if you aren’t otherwise entitled to, and provided with, the compensation and benefits set forth in your Change of Control Agreement.

In the event of a Termination Event, to the extent permitted by the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and by the Company’s group health insurance policies, you and your covered dependents will be eligible to continue your health insurance benefits at your own expense. If you elect COBRA continuation, the Company shall reimburse you and you covered dependents’ COBRA continuation premiums for the Severance Period, provided that the Company’s obligation to make such payments shall cease immediately to the extent that you and/or your covered dependents are no longer entitled to receive COBRA continuation coverage. You agree to notify a duly authorized officer of the Company, in writing, immediately upon your or a covered dependent beginning to receive health benefits from another source, at which point the Company’s obligation to provide payment for COBRA continuation for that particular newly covered individual shall cease.

Your stock options which are outstanding as of the date of the Termination Event (the “Stock Options”) shall become fully vested and exercisable upon the occurrence of the Termination Event. The maximum period of time during which the Stock Options shall remain exercisable, and all other terms and conditions of the Stock Options, shall be as specified in the relevant Stock Option agreements and relevant stock plans under which the Stock Options were granted. The term “Stock Options” shall not include any rights you may have under the Company’s employee stock purchase plan.

All of your restricted stock awards that are outstanding as of the date of the Termination Event (“Restricted Stock”) shall become fully vested and free from any contractual rights of the Company to repurchase or otherwise reacquire the Restricted Stock as a result of your termination of employment. All shares of Restricted Stock which have not yet been delivered to you or your designee (whether because subject to joint escrow instructions or otherwise) shall be promptly delivered to you or your designee upon the occurrence of a Termination Event.

In addition, fifty percent (50%) of your then outstanding RSU Grant (representing the right to acquire 33,250 shares of Company common stock) shall become fully vested and the shares of Company common stock underling that portion of the vested RSU Grant will be issued to you upon the occurrence of the Termination Event. The other fifty percent (50%) of your RSU Grant will be immediately forfeited and you shall no longer have any rights or benefits with respect to those forfeited restricted stock units after the Termination Event.

Please note that the continuation of your Base Salary through the end of December 31, 2008, the quarterly payment of the bonus amounts, the reimbursement of COBRA premiums and the acceleration of your restricted stock unit awards, as described in the paragraphs above, shall

Offer Letter: Ramon Villareal

also be subject to the limitations and restrictions imposed by Section 4.4 (dealing with Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)) and Section 4.6 (dealing with Section 409A of the Code) of your Change of Control Agreement.

You shall not be entitled to any other severance or benefits in the event your employment is terminated without “cause” or for “good reason” through December 31, 2008. If your employment is terminated (a) for cause or without good reason, or (b) for any reason (other than within twelve months of a Change of Control) after December 31, 2008, you shall not be entitled to any severance or benefits.

As a condition of your employment, you agree to review, sign and abide by the Company’s employment policies, including without limitation, its Employee Invention Agreement attached hereto as Exhibit B, which prohibits unauthorized use or disclosure of SumTotal Systems’ proprietary information and is attached hereto. This letter, the Company’s employment policies, which may be amended from time to time by the Company with or without advance notice, the Officer’s Change in Control Agreement attached hereto as Exhibit C, and the Indemnification Agreement attached hereto as Exhibit D, will form the complete and exclusive statement of your employment agreement with SumTotal Systems.

The employment terms in this letter supersede any other agreements or promises made to you by anyone, whether oral or written, including, without limitation, the Consulting Agreement entered into by you and the Company on July 23, 2007. Further, by signing below and indicating your acceptance of this offer, you represent that you may legally work in the United States of America and agree to provide the necessary supporting documentation. As a SumTotal Systems employee, you shall abide by SumTotal Systems rules and regulations as outlined in the SumTotal Systems, Inc., United States Employee Handbook.

This letter confirms your representations to us that: (i) you are not a party to any employment agreement or other contract or arrangement that prohibits your full-time employment with SumTotal Systems, (ii) you will not disclose or use any trade secrets or confidential information of any third party to SumTotal Systems, and (iii) you do not know of any conflict that would restrict your employment with SumTotal Systems.

Your employment with SumTotal Systems is entered into voluntarily, and is an at-will employment relationship. As a result, you may terminate your employment with SumTotal Systems at any time and for any reason simply by notifying SumTotal Systems. Likewise, SumTotal Systems may terminate your employment at any time and for any reason, with or without cause or advanced notice. This at-will employment relationship cannot be changed except in writing signed by you and the Chief Executive Officer or the Compensation Committee Chair or their designee.

On your first day of employment, and no later than three business days after your start date, please be prepared to provide proof of your right to work in the United States, per federal law. This will entail showing us identification documents as listed in the Form I-9 from the US Department of Homeland Security.

Offer Letter: Ramon Villareal

This offer is contingent upon the successful completion of a comprehensive background check, and upon receiving this signed offer letter and the Employee Invention Agreement. If you have any questions, please do not hesitate to call me.

We look forward to your favorable reply.

Sincerely,

Donald E. Fowler
Chief Executive Officer

Accepted:	/s/ Ramon Villareal	Date:	/s/ Donald E. Fowler
Ramon Villareal

Start Date: November 5, 2007